                                                                    EXHIBIT 99.b

                    AMERICAN CENTURY TARGET MATURITIES TRUST

                                     BYLAWS

                  AS AMENDED AND RESTATED AS OF AUGUST 26, 2004

     Section 8.  Shareholder Action by Written Consent
                  without a Meeting............................................3
     Section 9.  Record Date for Shareholder Notice, Voting

ARTICLE VI INDEMNIFICATION OF TRUSTEES, OFFICERS, EMPLOYEES

                                                       Table of Contents- page 2

                    AMERICAN CENTURY TARGET MATURITIES TRUST

                                     BYLAWS

                  AS AMENDED AND RESTATED AS OF AUGUST 26, 2004

                                    ARTICLE I

                                     OFFICES

SECTION 1.  PRINCIPAL OFFICE

The Board of Trustees shall fix the location of the principal  executive  office of the Trust at any place within or outside The Commonwealth of Massachusetts.

SECTION 2.  OTHER OFFICES

The Board of Trustees may at any time establish branch or subordinate offices at any place or places where the trust intends to do business.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

SECTION 1.  PLACE OF MEETINGS

Meetings  of  shareholders  shall be held at any  place  within or  outside  The
Commonwealth  of  Massachusetts  designated  by the  Board of  Trustees.  In the absence of any such  designation,  shareholders'  meetings  shall be held at the principal executive office of the Trust.

SECTION 2.  CALL OF MEETING

A meeting of the shareholders  shall be held whenever called by the Trustees and whenever  required by the provisions of the 1940 Act. A shareholder  meeting may be called at any time by the Board of Trustees  or by the  Chairman of the Board
or by the President.  If a shareholder  meeting is a meeting of the shareholders of  one  or  more  series  or  classes  of  shares,  but  not a  meeting  of all shareholders  of the Trust,  then only special  meetings of the  shareholders of such one or more series or classes shall be called and only the  shareholders of such one or more series or classes shall be entitled to notice of and to vote at such meeting.

SECTION 3.  NOTICE OF SHAREHOLDERS' MEETING

All notices of  meetings of  shareholders  shall be sent or  otherwise  given in accordance  with  Section 4 of this  Article  II not less than ten (10) nor more than  seventy-five  (75) days before the date of the  meeting.  The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be  transacted.  The notice of any meeting at which  trustees are to be elected also shall include the name of any nominee or nominees whom at the time of the notice are intended to be presented for election.

If action is proposed to be taken at any meeting for  approval of (i) a contract or transaction in which a trustee has a direct or indirect  financial  interest,
(ii) an amendment of the  Declaration of

AMERICAN CENTURY TARGET MATURITIES TRUST                                  BYLAWS
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Trust,  (iii) a reorganization of the Trust, or (iv) a voluntary  dissolution of the Trust, the notice shall also state the general nature of that proposal.

SECTION 4.  MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

Notice of any meeting of  shareholders  shall be given either  personally  or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the  Trust or its  transfer  agent or given by the  shareholder  to the
Trust for the purpose of notice. If no such address appears on the Trust's books or is  given,  notice  shall  be  deemed  to  have  been  given  if sent to that shareholder by first-class mail or telegraphic or other written communication to the Trust's  principal  executive  office,  or if  published  at least once in a newspaper  of general  circulation  in the county  where that office is located.
Notice shall be deemed to have been given at the time when delivered  personally or  deposited  in the  mail  or sent by  telegram  or  other  means  of  written communication.

If any notice  addressed  to a  shareholder  at the address of that  shareholder appearing  on the books of the  Trust is  returned  to the  Trust by the  United
States Postal  Service  marked to indicate that the Postal  Service is unable to deliver the notice to the  shareholder  at the  address,  all future  notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the  shareholder on written  demand of the  shareholder at the  principal  executive  office of the Trust for a period of one year from the date of the giving of the notice.

An  affidavit  of the  mailing  or  other  means of  giving  any  notice  of any shareholder's meeting shall be executed by the Secretary, an Assistant Secretary or any  transfer  agent of the Trust  giving  the  notice and shall be filed and maintained in the minute book of the Trust.

SECTION 5.  ADJOURNED MEETING; NOTICE

Any shareholder's meeting,  whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares  represented at that meeting, either in person or by proxy.

When any meeting of shareholders  is adjourned to another time or place,  notice need not be given of the adjourned  meeting at which the  adjournment  is taken, unless a new  record  date of the  adjourned  meeting  is fixed  or  unless  the adjournment  is for more than sixty (60) days from the date set for the original meeting,  in which case the Board of Trustees shall set a new record date. Where required,  notice  of  any  such  adjourned  meeting  shall  be  given  to  each shareholder  of record  entitled to vote at the adjourned  meeting in accordance with the  provisions  of Section 3 and 4 of this  Article  II. At any  adjourned meeting, the Trust may transact any business which might have been transacted at the original meeting.

SECTION 6.  VOTING

The  shareholders  entitled  to vote at any  meeting  of  shareholders  shall be determined in accordance  with the provisions of the Declaration of Trust, as in effect at such time. The  shareholders'  vote may be by voice vote or by ballot, provided,  however, that any election for trustees must be by ballot if demanded by any  shareholder  before  the voting  has  begun.  On any  matter  other than elections of trustees,  any  shareholder may vote part of the shares in favor of the proposal and refrain from voting the  remaining  shares or vote them against the proposal, but if

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AMERICAN CENTURY TARGET MATURITIES TRUST                                  BYLAWS
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the  shareholder  fails to specify the number of shares which the shareholder is voting  affirmatively,  it will be conclusively  presumed that the shareholder's approving  vote is with  respect to the total  shares  that the  shareholder  is entitled to vote on such proposal.

SECTION 7.  WAIVER OF NOTICE BY CONSENT OF ABSENT SHAREHOLDERS

The transactions of the meeting of shareholders,  however called and noticed and wherever  held,  shall be as valid as though  had at a meeting  duly held  after regular call and notice if a quorum be present  either in person or by proxy and if either before or after the meeting,  each person entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to a holding of the meeting or an approval  of the  minutes.  The waiver of notice or consent need not specify  either the business to be transacted or the purpose of any meeting of shareholders.

Attendance by a person at a meeting shall also  constitute a waiver of notice of that meeting,  except when the person objects at the beginning of the meeting to the  transaction of any business  because the meeting is not lawfully  called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.

SECTION 8.  SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Any  action  which  may be taken at any  meeting  of  shareholders  may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders of  outstanding  shares  having not less than the minimum  number of votes that would be  necessary  to authorize or take that  action at a meeting  at which  all  shares  entitled  to vote on that action  were  present  and  voted.  All such  consents  shall be filed  with the
Secretary  of the Trust and shall be  maintained  in the  Trust's  records.  Any shareholder  giving a written  consent or the  shareholder's  proxy holders or a transferee  of the shares or a personal  representative  of the  shareholder  or their  respective  proxy holders may revoke the consent by a writing received by the  Secretary  of the Trust  before  written  consents  of the number of shares required to authorize the proposed action have been filed with the Secretary.

If the consents of all shareholders  entitled to vote have not been solicited in writing and if the unanimous written consent of all such shareholders  shall not have been  received,  the  Secretary  shall  give  prompt  notice of the  action approved by the  shareholders  without a meeting.  This notice shall be given in the manner specified in Section 4 of this Article II. In the case of approval of
(i)  contracts  or  transactions  in which a trustee  has a direct  or  indirect financial  interest,  (ii)  indemnification  of agents of the Trust, and (iii) a reorganization  of the Trust,  the notice  shall be given at least ten (10) days before the consummation of any action authorized by that approval.

SECTION 9.  RECORD DATE FOR SHAREHOLDER NOTICE, VOTING AND GIVING CONSENTS

For purposes of determining the  shareholders  entitled to notice of any meeting or to vote or entitled to give consent to action without a meeting, the Board of
Trustees  may fix in  advance  a  record  date  which  shall  not be  more  than seventy-five  (75) days nor less than ten (10) days  before the date of any such meeting as provided in the Declaration of Trust.

If the Board of Trustees does not so fix a record date:

(a)  The record date for  determining  shareholders  entitled to notice of or to vote at a meeting of shareholders  shall be at the close of business on the business day next  preceding  the day on which notice is given or if notice is waived,  at the close of business on the business day next preceding the day on which the meeting is held.

(b)  The record date for  determining  shareholders  entitled to give consent to action in writing without a meeting,  (i) when no prior action by the Board of  Trustees  has been taken,  shall be the day on which the first  written consent is given,  or (ii) when prior  action of the Board of Trustees  has been taken, shall be at the close of business on the day on which the Board
     of  Trustees  adopt  the   resolution   relating  to  that  action  or  the
     seventy-fifth day before the date of such other action, whichever is later.

SECTION 10.  PROXIES

Every person entitled to vote for trustees or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the  Secretary  of the Trust.  A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature,  typewriting,  telegraphic transmission,  or by electronic, telephonic,  computerized or other  alternative form of execution  authorized by the Trustees) by the shareholder or the shareholder's attorney-in-fact.  A proxy with respect to Shares held in the name of two or more persons shall be valid if executed  by one of them  unless at or prior to exercise of such proxy the Trust receives  specific  written notice to the contrary from any one of them. A proxy purporting  to be  exercised  by or on behalf of a  Shareholder  shall be deemed valid  unless  challenged  at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. A validly executed proxy which does not state that it is irrevocable  shall continue in full force and effect unless (i)
revoked by the person  executing it before the vote  pursuant to that proxy by a writing  delivered  to the  Trust  stating  that the  proxy is  revoked  or by a subsequent  proxy executed by, or attendance at the meeting and voting in person by the person  executing  that  proxy;  or (ii)  written  notice of the death or incapacity  of the maker of that proxy is received by the Trust  before the vote pursuant  to that proxy is  counted;  provided  however,  that no proxy shall be valid  after the  expiration  of eleven  (11)  months from the date of the proxy unless otherwise  provided in the proxy. The revocability of a proxy that states on its face that it is  irrevocable  shall be governed by the  provisions of the
General  Corporation Law of the Commonwealth of  Massachusetts,  as if the Trust
were a Massachusetts corporation.

SECTION 11.  INSPECTORS OF ELECTION

Before any  meeting of  shareholders,  the Board of  Trustees  may  appoint  any persons  other than  nominees for office to act as inspectors of election at the meeting or its adjournment.  If no inspectors of election are so appointed,  the chairman  of the  meeting  may  and  on the  request  of  any  shareholder  or a shareholder's  proxy shall,  appoint inspectors of election at the meeting.  The number of  inspectors  shall be either one (1) or three (3). If  inspectors  are appointed  at a meeting on the request of one or more  shareholders  or proxies, the  holders of a majority  of shares or their  proxies  present at the  meeting shall determine whether one (1) or three (3) inspectors are to be appointed.  If any person  appointed as  inspector  fails to appear or fails or refuses to act, the  chairman  of the meeting  may and on the  request of any  shareholder  or a shareholder's proxy, shall appoint a person to fill the vacancy.

These inspectors shall:

(a)  Determine  the number of shares  outstanding  and the voting power of each, the shares  represented  at the meeting,  the existence of a quorum and the authenticity, validity and effect of proxies;

(b)  Receive votes, ballots or consents;

(c)  Hear and  determine  all  challenges  and  questions  in any way arising in connection with the right to vote;

(d)  Count and tabulate all votes or consents;

(e)  Determine when the polls shall close;

(f)  Determine the result; and

(g)  Do any other acts that may be proper to conduct  the  election or vote with fairness to all shareholders.

                                   ARTICLE III

                                    TRUSTEES

SECTION 1.  POWERS

Subject to the applicable  provisions of the Declaration of Trust, these Bylaws, and  applicable  laws  relating  to  action  required  to  be  approved  by  the shareholders or by the outstanding shares, the business and affairs of the Trust shall be managed and all powers shall be exercised by or under the  direction of the Board of Trustees.

SECTION 2.  NUMBER AND QUALIFICATION OF TRUSTEES

The authorized number of trustees shall be not less than three (3) nor more than fifteen (15) until  changed by a duly adopted  amendment to the  Declaration  of
Trust and these Bylaws.  The selection and nomination of disinterested  trustees is committed  solely to the discretion of a Nominating  Committee  consisting of all  sitting  disinterested  trustees  except  where the  remaining  trustee  or trustees are interested persons.

SECTION 3.  MANDATORY RETIREMENT

Disinterested  trustees  shall  retire when they reach the age of  seventy-three
(73) years;  provided,  however, the remaining  disinterested trustees may waive the mandatory  retirement  provision expressed herein for a period not to exceed two years.

SECTION 4.  VACANCIES

Vacancies in the Board of Trustees may be filled by a majority of the  remaining trustees,  though less than a quorum, or by a sole remaining trustee, unless the
Board of Trustees calls a meeting of  shareholders  for the purposes of electing trustees.  In the event  that at any time less than a majority  of the  trustees holding  office at that time were so elected by the  holders of the  outstanding voting  securities of the Trust,  the Board of Trustees shall forthwith cause to be held as promptly as  possible,  and in any event  within  sixty (60) days,  a meeting  of such  holders  for the  purpose  of  electing  trustees  to fill any existing  vacancies in the Board of Trustees,  unless such period is extended by order of the United States Securities and Exchange Commission.

SECTION 5.  PLACE OF MEETINGS AND MEETINGS BY TELEPHONE

All meetings of the Board of Trustees may be held at any place within or outside
The Commonwealth of Massachusetts  that has been designated from time to time by resolution of the Board. In the absence of such a designation,  regular meetings shall be held at the  principal  executive  office of the  Trust.  Any  meeting, regular or special, may be held by conference telephone or similar communication equipment,  so long as all  trustees  participating  in the meeting can hear one another  and all such  trustees  shall be deemed to be  present in person at the meeting;  PROVIDED  THAT, in accordance  with the  provisions of the  Investment
Company Act of 1940,  the Board may not  transact by such a meeting any business which  involves the entering into, or the approval,  performance,  or renewal of any contract or agreement, whereby a person undertakes regularly to serve or act as the Trust's investment advisor or principal underwriter.

SECTION 6.  REGULAR MEETINGS

Regular  meetings of the Board of Trustees  shall be held  without  call at such time as shall from time to time be fixed by the Board of Trustees.  Such regular meetings may be held without notice.

SECTION 7.  SPECIAL MEETINGS

Special  meetings  of the Board of Trustees  for any purpose or purposes  may be called at any time by the  Chairman  of the Board or the  President  or any Vice
President or the Secretary or any two (2) trustees.

Notice of the time and place of special  meetings shall be delivered  personally or by telephone to each trustee or sent by  first-class  mail, by facsimile,  or electronic mail,  charges  prepaid,  addressed to each trustee at that trustee's address  as it is shown on the  records  of the  Trust.  In case the  notice  is mailed,  it shall be deposited in the United  States mail at least four (4) days before the time of the holding of the  meeting.  In case the notice is delivered personally, by telephone, by facsimile delivery, or by electronic mail, it shall be given at least  forty-eight  (48) hours before the time of the holding of the meeting.  Any oral notice given  personally or by telephone may be  communicated either to the trustee or to a person at the office of the trustee who the person giving the notice has reason to  believe  will  promptly  communicate  it to the trustee.  The notice need not specify the purpose of the meeting or the place if the meeting is to be held at the principal executive office of the Trust.

SECTION 8.  QUORUM

A majority of the number of trustees (as fixed in accordance with the provisions of the  Declaration of Trust) shall  constitute a quorum for the  transaction of business, except to adjourn as provided in Section 10 of this Article III. Every act or decision done or made by a majority of the trustees  present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Trustees, subject to the provisions of the Declaration of Trust. A meeting at
which  a  quorum  is  initially   present  may  continue  to  transact  business
notwithstanding the withdrawal of trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

SECTION 9.  WAIVER OF NOTICE

Notice of any  meeting  need not be given to any  trustee  who either  before or after the  meeting  signs a written  waiver of notice,  a consent to holding the meeting or an approval of the minutes.  The waiver of notice of consent need not specify the purpose of the meeting.  All such  waivers,  consents and  approvals shall be filed with the  records  of the Trust or made a part of the  minutes of the meeting.  Notice of a meeting  shall also be deemed given to any trustee who attends the meeting without protesting before or at its commencement the lack of notice to that trustee.

SECTION 10.  ADJOURNMENT

A majority of the trustees  present,  whether or not constituting a quorum,  may adjourn any meeting to another time and place.

SECTION 11.  NOTICE OF ADJOURNMENT

Notice of the time and place of holding an  adjourned  meeting need not be given unless the meeting is adjourned for more than  forty-eight  (48) hours, in which case  notice  of the  time and  place  shall  be  given  before  the time of the adjourned  meeting in the manner  specified  in Section 6 of this Article III to the trustees who were present at the time of the adjournment.

SECTION 12.  ACTION WITHOUT A MEETING

Any action  required or  permitted  to be taken by the Board of Trustees  may be taken  without a meeting if a majority  of the  members of the Board of Trustees shall individually or collectively  consent in writing to that action;  PROVIDED
THAT,  in  accordance  with the  Investment  Company Act of 1940,  such  written consent does not approve the entering into, or the renewal or performance of any contract or agreement,  whereby a person undertakes regularly to serve or act as the Trust's  investment  advisor or principal  underwriter.  Any other action by written  consent  shall have the same force and effect as a majority vote of the
Board of  Trustees.  Written  consents  shall be filed  with the  minutes of the proceedings of the Board of Trustees.

SECTION 13.  FEES AND COMPENSATION OF TRUSTEES

Trustees and members of committees  may receive such  compensation,  if any, for their services and such  reimbursement of expenses as may be fixed or determined by resolution  of the Board of Trustees.  This Section 12 shall not be construed to preclude  any  trustee  from  serving  the Trust in any other  capacity as an officer,  agent,  employee or otherwise  and  receiving  compensation  for those services.

                                   ARTICLE IV

                                   COMMITTEES

SECTION 1.  COMMITTEES OF TRUSTEES

The Board of Trustees may by resolution  adopted by a majority of the authorized number of trustees designate one or more committees,  each consisting of two (2)
or more trustees, to serve at the pleasure of the Board. The Board may designate one or more  trustees as alternate  members of any committee who may replace any absent  member at any  meeting of the  committee.  Any  committee  to the extent provided in the resolution of the Board,  shall have the authority of the Board, except with respect to:

(a)  the  approval  of any  action  which  under  applicable  law also  requires shareholders'  approval or approval of the outstanding  shares, or requires approval  by a  majority  of the entire  Board or  certain  members of said
     Board;

(b)  the filling of vacancies on the Board of Trustees or in any committee;

(c)  the fixing of  compensation  of the  trustees  for  serving on the Board of
     Trustees or on any committee;

(d)  the amendment or repeal of the Declaration of Trust or of the Bylaws or the adoption of new Bylaws;

(e)  the amendment or repeal of any resolution of the Board of Trustees which by its express terms is not so amendable or repealable;

(f)  a distribution to the  shareholders of the Trust,  except at a rate or in a periodic  amount or within a designated  range  determined  by the Board of
     Trustees; or

(g)  the  appointment  of any other  committees  of the Board of Trustees or the members of these committees.

SECTION 2.  MEETINGS AND ACTION OF COMMITTEES

Meetings  and action of  committees  shall be  governed by and held and taken in accordance with the provisions of Article III of these Bylaws, with such changes in the context  thereof as are  necessary to  substitute  the  committee and its members  for the Board of  Trustees  and its  members,  except  that the time of regular  meetings of committees  may be  determined  either by resolution of the
Board of  Trustees  or by  resolution  of the  committee.  Special  meetings  of committees may also be called by resolution of the Board of Trustees, and notice of special meetings of committees  shall also be given to all alternate  members who shall have the right to attend all meetings of the  committee.  The Board of
Trustees may adopt rules for the  government of any  committee not  inconsistent with the provisions of these Bylaws.

                                    ARTICLE V

                                    OFFICERS

SECTION 1.  OFFICERS

The officers of the Trust shall be a President,  a Secretary,  a Chief Financial
Officer, a Chief Compliance Officer and a Treasurer. The Trust may also have, at the  discretion of the Board of Trustees,  one or more Vice  Presidents,  one or more Assistant  Secretaries,  one or more Assistant  Treasurers,  and such other officers as may be appointed in accordance  with the  provisions of Section 3 of this Article V. Any number of offices may be held by the same person.

SECTION 2.  ELECTION OF OFFICERS

The  officers  of the  Trust,  except  such  officers  as may  be  appointed  in accordance  with the  provisions  of Section 3 or  Section 5 of this  Article V, shall be chosen by the Board of  Trustees,  and each shall serve at the pleasure of the Board of Trustees, subject to the rights, if any, of an officer under any contract of employment.

SECTION 3.  SUBORDINATE OFFICERS

The Board of Trustees may appoint and may empower the  President to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such  period,  have such  authority  and  perform  such duties as are provided  in these  Bylaws  or as the  Board of  Trustees  may from time to time determine.

SECTION 4.  REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights,  if any, of an officer under any contract of  employment, any  officer  may be  removed,  either  with or without  cause,  by the Board of
Trustees at any regular or special meeting of the Board of Trustees or except in the case of an officer  upon whom such power of removal may be  conferred by the
Board of Trustees.

Any officer may resign at any time by giving  written  notice to the Trust.  Any resignation  shall take  effect at the date of the  receipt of that notice or at any later time specified in that notice; and unless otherwise  specified in that notice,  the  acceptance  of the  resignation  shall not be necessary to make it effective.  Any resignation is without  prejudice to the rights,  if any, of the
Trust under any contract to which the officer is a party.

SECTION 5.  VACANCIES IN OFFICES

A vacancy in any office because of death, resignation, removal, disqualification or other  cause  shall be filled in the manner  prescribed  in these  Bylaws for regular appointment to that office.

SECTION 6.  CHAIRMAN OF THE BOARD

The Chairman of the Board shall, if present, preside at meetings of the Board of
Trustees  and  exercise  and perform such other powers and duties as may be from time to time  assigned  to him by the Board of  Trustees  or  prescribed  by the
Bylaws.

SECTION 7.  PRESIDENT

Subject  to such  supervisory  powers,  if any,  as may be given by the Board of
Trustees to the  Chairman of the Board,  the  President  shall be the  principal executive  officer and the principal  operating  officer of the Trust and shall, subject to control of the Board of Trustees, have general supervision, direction and control of the business and the officers of the Trust.  He shall  preside at all shareholder  meetings and, in the absence of the Chairman of the Board or if there be none,  at all  meetings  of the Board of  Trustees.  He shall  have the general  powers  and  duties  of  management  usually  vested  in the  office of
President of a corporation and shall have such other powers and duties as may be prescribed by the Board of Trustees or these Bylaws.

SECTION 8.  VICE PRESIDENTS

In the absence or disability of the President,  the Vice Presidents,  if any, in
order of their rank as fixed by the Board of Trustees  or if not ranked,  a Vice
President  designated by the Board of Trustees,  shall perform all the duties of the  President and when so acting shall have all powers of and be subject to all the restrictions  upon the President.  The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed  for them  respectively by the Board of Trustees or by these Bylaws and the president or the Chairman of the Board.

SECTION 9.  SECRETARY

The Secretary shall keep or cause to be kept at the principal  executive  office of the Trust or such other place as the Board of  Trustees  may direct a book of minutes of all  meetings  and actions of  trustees,  committees  of trustees and shareholders with the time and place of holding, whether regular or special, and if special,  how  authorized,  the notice  given,  the names of those present at trustees'  meetings  or  committee  meetings,  the  number of shares  present or represented at shareholders' meetings and the proceedings.

The Secretary shall keep or cause to be kept at the principal  executive  office of the Trust or at the office of the Trust's  transfer  agent or  registrar,  as determined  by  resolution  of the  Board of  Trustees,  a share  register  or a duplicate  share  register  showing  the  names of all  shareholders  and  their addresses, the number and classes of shares held by each, the number and date of certificates  issued  for the same and the number  and date of  cancellation  of every certificate surrendered for cancellation.

The  Secretary  shall give or cause to be given  notice of all  meetings  of the shareholders and the Board of Trustees required by these Bylaws or by applicable law to be given and shall have such other  powers and perform  such other duties as may be prescribed by the Board of Trustees or by these Bylaws.

SECTION 10.  CHIEF FINANCIAL OFFICER

The Chief  Financial  Officer  shall be the principal  financial and  accounting officer  of the  Trust  and  shall  keep  and  maintain  or cause to be kept and maintained  adequate and correct books and records of accounts of the properties and  business  transactions  of the Trust,  including  accounts  of its  assets, liabilities, receipts, disbursements,  gains, losses, capital, retained earnings and  shares.  The  books of  account  shall at all  reasonable  times be open to inspection by any trustee.

The Chief Financial  Officer shall deposit all monies and other valuables in the name and to the credit of the Trust with such  depositories as may be designated by the Board of  Trustees.  He shall  disburse  the funds of the Trust as may be ordered by the Board of Trustees,  shall render to the  president  and trustees, whenever  they  request  it,  an  account  of all of his  transactions  as Chief
Financial  Officer and of the  financial  condition  of the Trust and shall have other powers and perform such other duties as may be  prescribed by the Board of
Trustees or these Bylaws.

SECTION 11.  CHIEF COMPLIANCE OFFICER

The  Chief  Compliance  Officer  shall be the  principal  officer  of the  Trust responsible for administering its compliance policies and procedures.  The Chief
Compliance  Officer  shall have the power to develop  and enforce  policies  and
procedures   reasonably  designed  to  prevent  the  Trust  from  violating  the securities laws applicable to its operations. The Chief Compliance Officer shall serve at the  pleasure of the Trustees  and reports  directly to the Trust.  The
Chief  Compliance  Officer  shall have such other  powers and perform such other duties as may be  prescribed  by the  Trustees,  these  Bylaws,  or the  federal securities laws.

                                   ARTICLE VI

        INDEMNIFICATION OF TRUSTEES, OFFICERS, EMPLOYEES AND OTHER AGENTS

SECTION 1. INDEMNIFICATION

The Trust shall  indemnify  any  individual  ("Indemnitee")  who is a present or former  trustee,  officer,  employee,  or agent of the  Trust,  or who,  while a trustee,  officer,  employee,  or agent of the Trust,  is or was  serving at the request  of the  Trust as a  trustee,  officer,  partner,  employee  or agent of another  foreign or domestic  corporation,  partnership,  joint venture,  trust, other  enterprise  or employee  benefit plan who, by reason of his position was, is, or is threatened to be made a party to any threatened, pending, or completed
action,  suit  or  proceeding,  whether  civil,  criminal,   administrative,  or
investigative  (hereinafter  collectively referred to as a "Proceeding") against any  judgments,  penalties,  fines,  amounts  paid in  settlement,  and expenses
(including  attorneys' fees) actually and reasonably incurred by such Indemnitee
in  connection   with  any   Proceeding,   to  the  fullest   extent  that  such
indemnification  may be lawful under  Massachusetts law. The Trust shall pay any reasonable  expenses so incurred by such Indemnitee in defending a Proceeding in advance of the final disposition thereof to the fullest extent that such advance payment  may be  lawful  under  Massachusetts  law.  Subject  to any  applicable limitations and requirements  set forth in the Trust's  Declaration of Trust and in these By-laws, any payment of indemnification or advance of expenses shall be made in accordance with the procedures set forth in Massachusetts law.

SECTION 2. "DISABLING CONDUCT"

Anything  in this  Article  to the  contrary  notwithstanding,  nothing  in this
Article shall protect or purport to protect any Indemnitee against any liability to the Trust or its stockholders,  whether or not there has been an adjudication of  liability,  to which he would  otherwise  be  subject  by reason of  willful misfeasance,  bad faith,  gross negligence,  or reckless disregard of the duties involved in the conduct of his office ("Disabling Conduct").

SECTION 3. CONDITIONS FOR INDEMNIFICATION

Anything in this Article to the  contrary  notwithstanding,  no  indemnification shall be made by the Trust to any Indemnitee unless:

(a)  there is a final  decision  on the merits by a court or other  body  before whom the  Proceeding  was  brought  that the  Indemnitee  was not liable by reason of Disabling Conduct; or

(b)  in the absence of such decision,  the Trustees,  based upon a review of the facts,  forms a  reasonable  belief that the  Indemnitee  was not liable by reason of Disabling Conduct, which reasonable belief may be formed:

     (i)  by the vote of a  majority  of a quorum of  trustees  who are  neither
          "interested  persons"  of the Trust as defined in Article  2(a)(19) of the Investment Company Act, nor parties to the Proceeding; or

     (ii) based on a written opinion of independent legal counsel.

SECTION 4. ADVANCE OF EXPENSES

Anything  in this  Article  to the  contrary  notwithstanding,  any  advance  of expenses by the Trust to any Indemnitee  shall be made only upon the undertaking by such Indemnitee to repay the advance unless it is ultimately  determined that such Indemnitee is entitled to  indemnification  as above provided,  and only if the Trustees:

(a)  obtains  assurances  that  the  advance  will be  repaid  by (A) the  Trust receiving  collateral  from the Indemnitee  for his  undertaking or (B) the
     Trust  obtaining  insurance  against losses arising by reason of any lawful advances; or

(b)  has a reasonable  belief that the  Indemnitee  has not engaged in Disabling
     Conduct and will  ultimately be found  entitled to  indemnification,  which reasonable belief may be formed:

     (i)  by a majority  of a quorum of  trustees  who are  neither  "interested persons" of the Trust as defined in Article 2(a)(19) of the Investment
          Company Act, nor parties to the Proceeding; or

     (ii) based upon a written  opinion of an independent  legal counsel that in turn is based on counsel's  review of readily  available  facts (which review shall not require a full trial-type inquiry).

SECTION 5. RIGHTS NOT EXCLUSIVE

The indemnification and advancement of expenses provided by, or granted pursuant to, this  Article  shall not be deemed  exclusive  of any other  rights to which those seeking  indemnification  or advancement of expenses may be entitled under any law, bylaw,  agreement,  vote of stockholders or  disinterested  trustees or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

SECTION 6. SURVIVAL

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall,  unless otherwise  provided when authorized or ratified, continue as to an Indemnitee who has ceased to be a trustee,  officer,  employee
or  agent  and  shall  inure  to  the  benefit  of  the  heirs,   executors  and
administrators of such an Indemnitee.

SECTION 7. DEFINITIONS

For purposes of this Article,  references to (i) the "Trust" shall  include,  in
addition  to  the  resulting  trust,   any  constituent   trust  (including  any
constituent of a constituent)  absorbed in a  consolidation  or merger which, if its separate  existence  had  continued,  would have had power and  authority to indemnify its trustees, officers, and employees or agents so that any person who is or was a trustee, officer, employee or agent of such constituent trust, or is or was serving at the request of such constituent  trust as a trustee,  officer, employee or agent of another trust,  partnership,  joint venture, trust or other enterprise,  shall  stand in the same  position  under  the  provisions  of this
Article  with respect to the  resulting or surviving  trust as such person would have with  respect  to such  constituent  trust if its  separate  existence  had continued; (ii) "fines" shall include any excise taxes assessed on a person with respect to an employee  benefit plan;  and (iii)  "serving at the request of the
"Trust"  shall include any service as a trustee,  officer,  employee or agent of the Trust  which  imposes  duties on, or  involves  service  by,  such  trustee, officer,  employee  or agent  with  respect to an  employee  benefit  plan,  its participants or beneficiaries.

SECTION 8. INSURANCE

To the fullest extent permitted by applicable  Massachusetts law and by Sections
17(h) and 17(i) of the  Investment  Company  Act,  or any  successor  provisions thereto or  interpretations  thereunder,  the Trust may  purchase  and  maintain insurance on behalf of any person who is or was a trustee, officer, employee, or agent of the Trust,  or who is or was  serving at the  request of the Trust as a trustee,  officer,  partner,  employee,  or agent of another foreign or domestic corporation,  partnership,  joint venture, trust, other enterprise,  or employee benefit plan,  against any liability asserted against him and incurred by him in any such capacity or arising out of his position, whether or not the Trust would have the power to indemnify him against such liability.

SECTION 9. FIDUCIARIES OF EMPLOYEE BENEFIT PLAN

This Article does not apply to any  proceeding  against any trustee,  investment manager or other fiduciary of an employee benefit plan in that person's capacity as such,  even  though that person may also be an agent of this Trust as defined in Section 1 of this Article.  Nothing contained in this Article shall limit any right to  indemnification  to which such a trustee,  investment manager or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article.

                                   ARTICLE VII

                               RECORDS AND REPORTS

SECTION 1.  MAINTENANCE AND INSPECTION OF SHARE REGISTER

This Trust shall keep at its principal  executive office or at the office of its transfer  agent or  registrar,  if  either be  appointed  and as  determined  by resolution of the Board of Trustees,  a record of its  shareholders,  giving the names and addresses of all shareholders and the number and series of shares held by each shareholder.

SECTION 2.  MAINTENANCE AND INSPECTION OF BYLAWS

The Trust shall keep at is principal  executive office the original or a copy of these  Bylaws as  amended  to date,  which  shall be open to  inspection  by the shareholders at all reasonable times during office hours.

SECTION 3.  MAINTENANCE AND INSPECTION OF OTHER RECORDS

The accounting  books and records and minutes of proceedings of the shareholders and the  Board of  Trustees  and any  committee  or  committees  of the Board of
Trustees  shall  be kept at such  place or  places  designated  by the  Board of
Trustees  or in the  absence of such  designation,  at the  principal  executive office  of the  Trust.  The  minutes  shall  be kept  in  written  form  and the accounting  books and  records  shall be kept  either in written  form or in any other form  capable of being  converted  into  written  form.  The  minutes  and accounting books and records shall be open to inspection upon the written demand of any  shareholder  or holder of a voting trust  certificate  at any reasonable time  during  usual  business  hours for a  purpose  reasonably  related  to the holder's  interests  as a  shareholder  or  as  the  holder  of a  voting  trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts.

SECTION 4.  INSPECTION BY TRUSTEES

Every trustee shall have the absolute  right at any  reasonable  time to inspect all books,  records,  and documents of every kind and the physical properties of the Trust.  This inspection by a trustee may be made in person or by an agent or attorney  and the  right  of  inspection  includes  the  right  to copy and make extracts of documents.

SECTION 5.  FINANCIAL STATEMENTS

A copy of any  financial  statements  and any income  statement of the Trust for each quarterly period of each fiscal year and accompanying  balance sheet of the
Trust as of the end of each  such  period  that has been  prepared  by the Trust shall be kept on file in the  principal  executive  office  of the  Trust for at least  twelve  (12) months and each such  statement  shall be  exhibited  at all reasonable  times  to any  shareholder  demanding  an  examination  of any  such statement or a copy shall be mailed to any such shareholder.

The quarterly  income  statements and balance sheets referred to in this section shall be  accompanied  by the  report,  if any, of any  independent  accountants engaged by the Trust or the  certificate  of an authorized  officer of the Trust that the financial  statements  were  prepared  without audit from the books and records of the Trust.

                                  ARTICLE VIII

                                 GENERAL MATTERS

SECTION 1.  CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS

All  checks,  drafts,  or other  orders  for  payment  of money,  notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or  endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the Board of Trustees.

SECTION 2.  CONTRACTS AND INSTRUMENTS; HOW EXECUTED

The Board of  Trustees,  except  as  otherwise  provided  in these  Bylaws,  may authorize any officer or officers,  agent or agents,  to enter into any contract or  execute  any  instrument  in the name of and on behalf of the Trust and this authority  may be general  or  confined  to  specific  instances;  and unless so authorized or ratified by the Board of Trustees or within the agency power of an officer,  no officer,  agent,  or employee  shall have any power or authority to bind the Trust by any  contract  or  engagement  or to pledge  its  credit or to render it liable for any purpose or for any amount.

SECTION 3.  CERTIFICATES FOR SHARES

At the discretion of the Trustees,  a certificate or certificates  for shares of beneficial interest in any series of the trust may be issued to each shareholder when any of these shares are fully paid. All certificates shall be signed in the name  of the  Trust  by the  chairman  of the  board  or the  president  or vice president and by the chief  financial  officer or an assistant  treasurer or the secretary or any assistant  secretary,  certifying  the number of shares and the series of shares owned by the shareholders.  Any or all of the signatures on the certificate may be facsimile. In case any officer,  transfer agent, or registrar who has signed or whose  facsimile  signature  has been  place on a  certificate shall have ceased to be that officer,  transfer agent, or registrar  before that certificate is issued,  it may be issued by the Trust with the same effect as if that person were an officer,  transfer  agent or registrar at the date of issue.
Notwithstanding the foregoing, the Trust may adopt and use a system of issuance, recordation and transfer of its shares by electronic or other means.

SECTION 4.  LOST CERTIFICATES

Except as provided in this  Section 4, no new  certificates  for shares shall be issued to replace an old  certificate  unless the latter is  surrendered  to the
Trust and  cancelled  at the same time.  The Board of  Trustees  may in case any share  certificate or certificate  for any other  security is lost,  stolen,  or destroyed, authorize the issuance of a replacement certificate on such terms and conditions  as the Board of Trustees  may  require,  including  a provision  for indemnification  of the  Trust  secured  by a bond or  other  adequate  security sufficient  to protest the Trust  against any claim that may be made against it, including  any expense or liability on account of the alleged  loss,  theft,  or destruction of the certificate or the issuance of the replacement certificate.

SECTION 5.  UNCERTIFICATED SHARES

Unless determined otherwise by the Trustees, the Trust shall issue shares of any or all series in uncertificated  form;  provided,  however,  the Trust may issue certificates to the holders of shares of a series which was originally issued in uncertificated  form, and if it has issued shares of any series in  certificated form, they may at any time  discontinue the issuance of share  certificates  for such  series and may,  by written  notice to such  shareholders  of such  series
require  the   surrender  of  their  shares   certificates   to  the  Trust  for
cancellation, which surrender and cancellation shall not affect the ownership of shares for such series.

For  any  series  of  shares  for  which  the  trustees   issue  shares  without
certificates, the Trust, or any transfer agent selected by the Trust, may either issue  receipts  therefore or may keep  accounts upon the books of the Trust for the record holders of such shares,  who shall in either case be deemed,  for all purposes  hereunder  to be the  holders of such  shares as if they had  received certificates  therefore and shall be held to have expressly  assented and agreed to the terms hereof and of the Declaration of Trust.

SECTION 6.  REPRESENTATION OF SHARES OF OTHER ENTITIES

The  Chairman of the Board,  the  President  or any Vice  President or any other person  authorized  by  resolution  of the  Board of  Trustees  or by any of the foregoing designated officers,  is authorized to vote on behalf of the Trust any and all shares of any  corporation or  corporations,  partnerships,  trusts,  or other  entities,  foreign or  domestic,  standing in the name of the Trust.  The authority  granted to these officers to vote or represent on behalf of the Trust any and all shares held by the Trust in any form of entity may be  exercised  by any of these officers in person or by any person  authorized to do so by a proxy duly executed by these officers.

                                   ARTICLE IX

                                   AMENDMENTS

SECTION 1.  AMENDMENT BY SHAREHOLDERS

These Bylaws may be amended or repealed, in whole or in part, at any time by the affirmative  vote or written  consent of a majority  of the  outstanding  shares issued and entitled to vote,  except as otherwise  provided by applicable law or by the Declaration of Trust or these Bylaws.

SECTION 2.  AMENDMENT BY TRUSTEES

Subject to the right of shareholders as provided in Section 1 of this Article to adopt,  amend or repeal Bylaws,  and except as otherwise  provided by applicable law or by the  Declaration of Trust,  these Bylaws may be adopted,  amended,  or repealed, in whole or in part, at any time by the Board of Trustees.